                                                                    Exhibit 10.2


                             DISTRIBUTION AGREEMENT
                             ----------------------


          AGREEMENT dated as of November __, 1997 by and among LINC Capital, Inc., a Delaware corporation (the "Parent"), LINC Finance Corporation, a Delaware corporation ("LFC"), Martin E. Zimmerman ("Zimmerman") and Allen P. Palles ("Palles" and, together with Zimmerman, the "Stockholders").

          The Parent intends to cause certain assets, including the shares of subsidiaries, to be transferred by it and its subsidiaries to LFC, subject to certain liabilities, and following such transfers to cause all of the capital stock of LFC to be distributed to the Stockholders in exchange for certain shares of common stock of the Parent held by them. It is intended that such transaction not be taxable under applicable federal and state income tax laws. The parties are entering into this Agreement to provide for such transaction and record other agreements relating thereto.

          NOW, THEREFORE, in consideration of the premises and the mutual promises made herein, the parties hereby agree as follows:


                                   ARTICLE I
                                   ---------

                                  Definitions
                                  -----------

          The following terms shall have the meanings set forth below whenever they are used in this Agreement.

          "Adverse Consequences" means all charges, complaints, actions, suits,
           --------------------
proceedings, hearings, investigations, claims, demands, judgments, orders, decrees, stipulations, injunctions, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, obligations, Taxes, liens, losses, expenses, and fees, including all attorneys' fees and court costs.

          "Affiliate" means, with respect to any Person, any Person controlling,
           ---------
controlled by or under common control with such Person.

          "Affiliated Group" means any affiliated group within the meaning of
           ----------------
Code Section 1504.

          "Assumed Liabilities" means the liabilities described in Exhibit A.
           -------------------

          "Code" means the United States Internal Revenue Code of 1986, as
           ----
amended.

          "Control Group Liability" means any joint and several liability
           -----------------------
imposed by law on entities that are Affiliates of each other.

          "Corporate Records" means books, ledgers, files, correspondence,
           -----------------
lists, Tax Returns, declarations of estimated Tax, contracts, commitments and records (whether stored in written form, on computer disks, on microfiche or other medium).

          "Debentures" means the 8 1/4% Subordinated Debentures due 2003 of
           ----------
Parent.

          "Defined Contribution Plan" means the meaning set forth in Section
           -------------------------
3(34) of ERISA.

          "Distribution" means the consummation of the transactions required to
           ------------
be consummated hereunder at or prior to the Effective Time.

          "Effective Time" means the opening of business on the date of closing
           --------------
(i.e. receipt of proceeds by Parent from the Offering) of the Parent's initial public offering of Parent Stock.

          "Employee Pension Benefit Plan" has the meaning set forth in Section
           -----------------------------
3(2) of ERISA.

          "Employee Welfare Benefit Plan" has the meaning set forth in Section
           -----------------------------
3(1) of ERISA.

          "Environmental Liability" means any Liability arising out of the
           -----------------------
United States Comprehensive Environmental Response, Compensation and Liability Act of 1980, the United States Resource Conversation and Recovery Act of 1976, or the United States Occupational Safety and Health Act of 1970, each as amended, or any other laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of United States (federal, state or local) or non-United States governments (or any agencies of any such governments) concerning pollution or protection of the environment, public health and safety, or employee health and safety, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants or chemical, industrial, hazardous or toxic materials or wastes into ambient air, surface water, ground water or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants or chemical, industrial, hazardous or toxic materials or wastes.

          "ERISA" means the United States Employee Retirement Income Security
           -----
Act of 1974, as amended.

          "Governmental Actions" means all authorizations, consents, approvals,
           --------------------
waivers, exceptions, variances, franchises, permissions, permits and licenses of, and filings and declarations with, by or in respect of, any Governmental Authority.

          "Governmental Authority" means any United States (federal, state or
           ----------------------
local) or non-United States governmental Person, authority or agency, court or regulatory commission or stock exchange or other self-regulatory body, whether governmental or private.

          "Intellectual Property" means all (i) patents, patent applications,
           ---------------------
patent disclosures, and improvements thereto (ii) trademarks, service marks, trade dress, logos, trade names, and corporate names and registrations and applications for registration thereof, (iii) copyrights and registrations and applications for registration thereof, (iv) mask works and registrations and applications for registration thereof, (v) computer software, data and documentation, (vi) trade secrets and confidential business information (including ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, software products in development, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial, marketing, and business data, pricing and cost information, business and marketing plans, and customer and supplier lists and information), (vii) other proprietary rights, and (viii) copies and tangible embodiments of any of the foregoing (in whatever form or medium).

          "LFC Group" means LFC and the Post-Distribution LFC Subsidiaries.
           ---------

          "LFC Stock" means common stock, $0.10 par value per share, of LFC.
           ---------
          "Liability" means any liability (whether known or unknown, absolute of
           ---------
contingent, liquidated or not, and whether due or to become due).

          "Parent Stock" means shares of the Parent's common stock, $0.001 par
           ------------
value per share.

          "Person" means an individual, a partnership, a corporation, an
           ------
association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity.

          "Post-Distribution LFC Subsidiaries" means the Subsidiaries of LFC as
           ----------------------------------
they will be immediately after the Distribution and will include any Subsidiaries of LFC after the Distribution.

          "Post-Distribution Parent Subsidiaries" means the Subsidiaries of
           -------------------------------------
Parent as they will be immediately after the consummation of the Distribution and will include any Subsidiaries of the Parent after the Distribution.

          "Subsidiary" means, with respect to any particular parent business
           ----------
entity, any business entity of which such parent business entity and/or one or more business entities which are themselves Subsidiaries of such parent business entity, (i) in the case of a corporation, have the power to vote or direct the voting of sufficient securities to elect a majority of the directors of such corporation and (ii) in the case of all other Persons, own an interest in such Person which permits the owner thereof to control the management of such Person.

          "Subsidiary Preferred Stock" means 45,000 shares of 8% Series A
           --------------------------
Cumulative Senior Preferred Stock, par value $1.00 per share, of LINC Quantum Analytics, Inc., a Delaware corporation.

          "Tax" or "Taxes" means (i) any income, gross receipts, license,
           ---      -----
payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax, assessment or governmental charge of any kind whatsoever imposed by any Governmental Authority, including any interest, penalty, or addition thereto, whether disputed or not, (ii) liability for the payment of any amounts of the type described in (i) above arising as a result of being (or having been) a member of any Affiliated Group or being (or having been) included or required to be included in any Tax Return related thereto; and (iii) liability for the payment of any amounts of the type described in (i) above as a result of any express or implied obligation to indemnify or otherwise assume or succeed to the liability of any other Person.

          "Tax Return" means any return, declaration, report, claim for refund,
           ----------
or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

          "Transferred Assets" means the assets described in Exhibit B.

          "Transferred Employees" means, subject to Section 2.10(a), the
           ---------------------
employees listed on Exhibit C.

                                  ARTICLE II
                                  ----------

                                  Agreements
                                  ----------

          2.01  Transfer of Assets and Liabilities.  Immediately prior to the
                ----------------------------------
Effective Time, the Parent shall transfer or cause to be transferred to LFC all of the Parent's or its Subsidiaries' rights and interests in the Transferred Assets and LFC shall assume the Assumed Liabilities.

          2.02  Distribution and Redemption.  At the Effective Time, Parent
                ---------------------------
shall deliver to the Stockholders certificates registered in their names for the following numbers of shares of LFC Stock, which will represent collectively 100% of the issued and outstanding capital stock of LFC, and in exchange therefore the Stockholders will deliver to the Parent certificates representing the numbers of shares of Parent Stock set forth below:


             LFC Stock Delivered         Parent Stock Delivered
             -------------------         ----------------------
Zimmerman           925                          446,583

Palles               75                           36,209


          2.03  Payments with Respect to Debentures.  Because the Debentures
                -----------------------------------
were assumed by the Parent in connection with the acquisition of a business owned by LFC, LFC agrees to pay to the Parent $2,508,000 until the maturity of the Debentures as provided in Exhibit D.

          2.04  Forgiveness of Debt of Parent Group to LFC Group.  At the
                ------------------------------------------------
Effective Time, LFC will forgive all debt owed to it and the Post-Distribution LFC Subsidiaries by Parent and the Post-Distribution Parent Subsidiaries.

          2.05  Redemption of Subsidiary Preferred Stock.  At the Effective
                ----------------------------------------
Time, the Parent will cause all of the Subsidiary Preferred Stock to be redeemed for an amount equal to $4,500,000 plus all accrued and unpaid dividends.

          2.06  LFC Name Change.  At or prior to the Effective Time, the
                ---------------
corporate names of LFC and each Post-Distribution LFC Subsidiary will be changed to names which do not use the word "LINC" or any name which is so similar to LINC so as to cause confusion and after the Effective Time they will cease using such prior names or any name which is so similar to LINC so as to cause confusion, except that LFC may continue to invoice existing customers using the name LINC Finance Corporation.

          2.07  Sublease.  Commencing at the Effective Time, LFC will sublease
                --------
from the Parent approximately 2,500 square feet of space (as shown on Exhibit E) in the Parent's offices on the tenth floor of 303 East Wacker Drive, Chicago, Illinois for a rental equal to the Parent's rent and other charges, including pass throughs, for such space. All other terms of such sublease shall be the same as the terms contained in the Parent's sublease of such space from Newcourt Financial (USA), Inc., except that Parent shall be the sublessor and LFC shall be the sublessee. In the event Parent renews its sublease for such space, it will permit LFC to renew its sublease on the same terms as the Parent's renewed sublease.

          2.08  Servicing.  After the Effective Time, the Parent will provide
                ---------
limited servicing, including billing, collection, invoicing and cash application until December 31, 1999 for the portfolio of leases presently owned by LFC and the Post-Distribution LFC Subsidiaries and LFC shall pay the Parent therefor, in arrears, $27,750 per month (prorated on a daily basis for partial months) from the Effective Time until December 31, 1997, $22,521 in 1998 and $17,688 in 1999. At the Effective Time, all other servicing agreements between Parent or any of the Parent Post-Distribution Subsidiaries on the one hand and LFC or any of the LFC Post-Distribution Subsidiaries shall be canceled.

          2.09  Noncompetition Covenant; Referral of Lease Origination
                ------------------------------------------------------
Opportunities.  LFC agrees that, for a period ending on the later of the third
-------------
anniversary of the Effective Time or the first anniversary of the date on which neither Zimmerman nor Palles are employed by the Parent, LFC will not and it will cause the Post-Distribution LFC Subsidiaries not to engage in any business conducted by the Parent or the Post-Distribution Parent Subsidiaries (other than the businesses specified in Exhibit F) in any geographic area in which the Parent or any of its Subsidiaries are engaged in such business. If, at the time of enforcement of the foregoing covenant, a court holds that the restrictions stated therein are unreasonable, the Parent and LFC agree that the maximum period, scope or geographical area which is reasonable will be substituted for the stated period, scope or area. In the event of LFC's breach of such covenant, the Parent, in addition to any other rights or remedies it may have, shall be entitled to injunctive relief in order to enforce or prevent the violation of the terms thereof. During the term of the covenant set forth above, LFC shall refer and cause the Post-Distribution LFC Subsidiaries to refer to the Parent all lease origination opportunities and other financing opportunities which are consistent with the business conducted by Parent and the Post-Distribution Parent Subsidiaries that LFC and its subsidiaries encounter.

          2.10  Employee Matters.  (a)  Transferred Employees.  As of the
                ----------------        ---------------------
Effective Time, LFC shall offer employment to the Transferred Employees. If any Transferred Employee fails to accept such offer, he or she will no longer be considered a Transferred Employee.

          (b)  Employee Benefit Liabilities.  As of the Effective Time, LFC
               ----------------------------
shall assume, as part of the Assumed Liabilities, all Liabilities (whether or not they arose prior to or after the Effective Time) relating to employee benefits with respect to the Transferred

Employees (and their spouses and eligible dependents), including but not limited to, Liability for continuation medical benefits coverage pursuant to Code
Section 4980B, Part 6, Subtitle B of Title I of ERISA or applicable state law and all other post-employment medical benefits coverage.

          (c) LFC Employee Welfare Benefit Plans.  Parent will use its
              ----------------------------------
reasonable efforts to provide benefits to the Transferred Employees under the Parent Employee Welfare Benefit Plans, including group insurance coverage relating thereto, after the Effective Time until such time as Parent, as to any or all of such benefits, may give 30 days' notice of termination of such benefits to LFC. LFC shall pay Parent all Liabilities, including insurance premiums, incurred by Parent (at Parent's request, prior to the due dates of such Liabilities) in providing such benefits. Except insofar as such Liabilities are borne by Parent's insurance carriers with no further or incidental Liabilities on the part of Parent, LFC shall bear Employee Welfare Benefit Plan Liabilities with respect to the Transferred Employees as follows:

              (i)    Health, Dental and Short-Term Disability Expense Claims.
                     -------------------------------------------------------
          With respect to Transferred Employees, their spouses and eligible dependents, LFC shall assume, bear and discharge all Liabilities with respect to all health, dental and short-term disability expense claims, whether incurred on, prior to or after the Effective Time and whether reported on, prior to, or after such date.

              (ii)   Other Welfare Benefit Claims. LFC shall be responsible,
                     ----------------------------
          under Employee Welfare Benefit Plans of LFC that provide life, accidental death and dismemberment, business travel accident, and/or long-term disability insurance, for all Liabilities that arise on or after the Effective Time for Incidents with respect to the Transferred Employees and their spouses and eligible dependents (and Parent shall not have any Liability whatsoever for any of such Liabilities) and Parent shall retain all Liabilities (and LFC shall not assume any Liability) under Parent's Employee Welfare Benefit Plans that provide life, accidental death and dismemberment, business travel accident, and long-term disability insurance for Incidents occurring prior to the Effective Time with respect to such individuals. For purposes of the preceding sentence, "Incident" includes, without limitation, injury, disability, death and accident.

              (iii)  Life Insurance Premium and Other Adjustments.  When known
                     --------------------------------------------
          subsequent to the Effective Time, LFC shall, upon Parent's written request (supported by documentation, if any, supplied by the applicable insurer), promptly remit to Parent payment for each retroactive insurance premium adjustment for additional premium payment, if any, with respect to life insurance benefits provided by Parent's Employee Welfare Benefit Plans with respect to all Transferred Employees, their spouses and, to the extent applicable, eligible dependents. If any retroactive life insurance premium adjustment is for a decrease in premium payment with respect to any period ending on or prior to the Effective Time, such that the applicable insurer returns to Parent an excess amount of premium previously paid, Parent shall promptly remit to Transferred Employees the portion, if any, of such excess amount that is attributable to Transferred Employees, their spouses and, to the extent applicable, eligible dependents. Parent and LFC agree to cooperate and use their best efforts to arrive at a mutually acceptable reconciliation after the Effective Time of any allocation pursuant to this Agreement of Employee Welfare Benefit Plan claims and Liabilities.

          (d) Disputed Employee Benefit Claims.  With respect to any disputed
              --------------------------------
employee benefit plan claim of any Transferred Employees (or the spouse or eligible dependents of any such employee or former employee) with respect to any period ending on or prior to the Effective Time, LFC shall have the right to prepare any response or defense thereto (or approve or deny approval of any response or defense prepared by Parent) to the extent such claim is in connection with a Liability assumed by LFC pursuant to this Agreement.

          2.11  Litigation.  As of the Effective Time, LFC shall assume, as part
                ----------
of the Assumed Liabilities, all Liabilities arising out of the matters alleged by the plaintiff in the lawsuit captioned H.E. Warren, III v. The LINC Group,
                                          -----------------------------------
Inc., et al., Civil Action File No. 1-95-CV 2353 FMH, pending in the United
------------
States District Court for the Northern District of Georgia, Atlanta Division.

          2.12  Other Necessary Action; Further Assurance.  Subject to the terms
                -----------------------------------------
and conditions herein provided, the parties agree to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, including using reasonable efforts to obtain all necessary waivers, consents and approvals.

          Each of the parties agrees that at any time and from time to time after the Effective Time such party will execute and deliver to any other party such further instruments or documents, and will take all such other action, as may be reasonably required to give effect to the transactions contemplated hereunder.

          Prior to the Effective Time, LFC agrees to cause the release of Parent and each of the Post-Distribution Parent Subsidiaries from each guarantee under which Parent or the Post-Distribution Parent Subsidiaries (other than Subsidiaries being transferred hereunder to LFC) is obligated with respect to any Assumed Liability.

          2.13  Certain Tax Matters.
                -------------------

          (a) (i) LFC agrees not to take (directly or indirectly), and not to permit any of the Post-Distribution LFC Subsidiaries to take (directly or indirectly), any action which would cause the Distribution to not be tax free to Parent, the Post-Distribution Parent Subsidiaries and the stockholders of Parent under the provisions of Sections 1032, 355 and 351 and/or 368(a)(1)(D) of the Code.

                (ii) After the Effective Time, LFC will not take (directly or indirectly), or permit any Post-Distribution LFC Subsidiary to take (directly or indirectly), any action that would increase the Tax Liability of any of the companies included in the Parent Affiliated Group for any period ending at or prior to or including the Effective Time.

          (b) At the Effective Time, all tax sharing agreements between Parent or any of the Post-Distribution Parent Subsidiaries, on the one hand, and LFC or any of the Post-Distribution LFC Subsidiaries, on the other hand, will be canceled.

          (c) Parent has no present plan or intention to take any action that would result in one or more persons acquiring directly or indirectly stock representing a 50% or greater interest in Parent within the meaning of Section 355(e)(2)(A)(ii) of the Code and create a presumption that Section 355(e) of the Code applies to the Distribution.

          (d) Parent has no present plan or intention to redeem any Parent Stock that will be outstanding immediately after the Distribution.

          (e) Parent is not aware of any plan or intention on the part of the persons who will own Parent Stock immediately after the Distribution to sell or otherwise dispose of any of such stock.

          2.14  Insurance.  Parent will use its reasonable efforts to provide
                ---------
coverage for LFC and the Post-Distribution LFC Subsidiaries after the Effective Time and until July 31, 1998 under Parent's comprehensive general liability policy and related umbrella policy and LFC will pay Parent all Liabilities incurred by Parent (at Parent's request, prior to the due date of such Liabilities) in providing such coverage. In determining whether any claims under such policies are subject to the deductibles or coverage limits therein, such deductibles and coverage limits will be shared by Parent and the Post-Distribution Parent Subsidiaries, on the one hand, and LFC and the Post-Distribution LFC Subsidiaries, on the other hand, based upon the percentage the claims of each during the coverage period with respect to the total claims of both for such period. Except as otherwise provided in this Agreement, Parent shall have no responsibility to provide any form of insurance for LFC and the Post-Closing LFC Subsidiaries after the Effective Time, including without limitation workers compensation, automobile and casualty insurance.

          2.15  Indemnification and Hold Harmless Agreements.
                --------------------------------------------

          (a)  Parent Indemnification Provisions for Benefit of LFC.  Parent
               ----------------------------------------------------
agrees to indemnify, defend and hold harmless LFC, the Post-Distribution LFC Subsidiaries and its and their directors, officers, employees and agents from and against the entirety of any Adverse Consequences asserted against or imposed upon or incurred by any of them resulting from, relating to, or by reason of

               (i) any Tax Liabilities of the Parent Affiliated Group for periods ended at the time of or prior to the Effective Time which are not attributable to the LFC Group and any Control Group Liability arising out of any event occurring or circumstance existing prior to the Effective Time which is not attributable to the LFC Group,

               (ii) any Liabilities of Parent or its Subsidiaries other than the Assumed Liabilities, and

               (iii) any breach by Parent of any covenant of Parent in this Agreement.

     Notwithstanding the foregoing or any other provision of this Agreement, in no event shall Parent be obligated to indemnify, defend and hold harmless under this Section or otherwise be obligated with respect to any Adverse Consequences arising out of the condition or sufficiency of the Transferred Assets, it being expressly understood that Parent is making no representations or warranties directly or indirectly with respect to the Transferred Assets.

          (b)  LFC Indemnification Provisions for Benefit of Parent.  LFC agrees
               ----------------------------------------------------
to indemnify, defend and hold harmless Parent, the Post-Distribution Parent Subsidiaries, its and their directors, officers, employees and agents, and any Person who or which because of a relationship to Parent or one of its Subsidiaries at the time of or prior to the consummation of the Distribution would be liable (jointly and severally or otherwise) with respect to Liabilities of Parent or any Subsidiary of Parent, from and against the entirety of any Adverse Consequences asserted against or imposed upon or incurred by any of them resulting from, relating to, or by reason of

               (i)   any Assumed Liability,

               (ii) any Liability of LFC or any Post-Distribution LFC Subsidiary (including without limitation any such Liability arising out of events occurring or circumstances existing prior to the Effective Time),

               (iii) any Liability arising out of the operations, acts, omissions or status after the Effective Time of LFC or any Post-Distribution LFC Subsidiary, and

               (iv)  any breach by LFC of any covenant of LFC in this Agreement.

          2.16  Agreement to Not Liquidate.  LFC agrees that it will not
                --------------------------
liquidate or dissolve prior to the third anniversary following satisfaction of all liabilities to Parent pursuant to Section 2.03 hereof.

                                  ARTICLE III
                                  -----------

                                    General
                                    -------

          3.01  Notices.  All notices and other communications hereunder shall
                -------
be given to all of the parties in all cases, shall be in writing and shall be sufficiently given if made by hand delivery, by reputable express courier service (charges prepaid), by telecopier, or by registered or certified mail (postage prepaid and return receipt requested) to the parties at the addresses of the parties on the records of Parent. All such notices and other communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; three business days after being deposited with a reputable express courier service (charges prepaid); five business days after being deposited in the mail, postage prepaid, if delivered by mail; when answered back, if telexed; and when receipt acknowledged (by a telecopy machine or otherwise), if telecopied.

          3.02  Interpretation.  The headings contained in this Agreement are
                --------------
for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. References to Sections and Articles refer to sections and articles of this Agreement unless otherwise stated. Words such as "herein", "hereinafter", "hereof", "hereto", "hereby" and "hereunder", and words of like import, unless the context requires otherwise, refer to this Agreement (including the exhibits and attachments hereto). As used in this Agreement, the masculine, feminine and neuter genders shall be deemed to include the others if the context requires and the singular shall include the plural and the plural the singular if the context requires.

          3.03  Severability.  If any term, provision, covenant or restriction
                ------------
of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated and the parties shall negotiate in good faith to modify this Agreement to preserve each party's anticipated benefits under this Agreement.

          3.04  Disputes.
                --------

          (a) In the event any dispute between or among any parties shall arise relating to this Agreement or the transactions contemplated hereby, such parties shall use their reasonable good faith efforts to resolve such dispute. At the request of any such party, the other party or parties to the dispute shall provide such party with written notice describing in reasonable detail the nature of such dispute and such other party's or parties' proposed resolution of such dispute. If and to the extent that such dispute is not resolved to the mutual satisfaction of all parties thereto within 45 days of the delivery of such notice, the parties thereto agree to resolve such dispute pursuant to
Section 3.04.

          (b) Any party may submit to arbitration any disputed matter which may arise relating to this Agreement or the transactions contemplated hereby which remains unresolved after the parties to such dispute have fulfilled their obligations under Section 3.04(a). The arbitration procedure set forth in this Section shall be the sole and exclusive method for resolving any such remaining disputed matter and no party to such dispute shall commence any litigation on the basis of any such remaining disputed matter except litigation to enforce a decision made by the arbitrators selected in accordance with this Section. In each case in which it shall become necessary to resort to arbitration, the party or parties desiring arbitration of a disputed matter (the "Claimant(s)") shall
                                                           ----------
give written notice to that effect to the other party or parties to such dispute (the "Respondent(s)"), specifying in such notice the name and address of the
      ------------
person designated to act as arbitrator on behalf of the Claimant(s), which arbitrator shall be a competent and impartial person. Within ten (10) days after its or their receipt of such notice, the Respondent(s) shall give written notice to the Claimant(s) specifying the name and address of the person designated to act as arbitrator on behalf of the Respondent(s), which arbitrator shall be a competent and impartial person. If the Respondent(s) fail to notify the Claimant(s) of the person designated to act as arbitrator on behalf of the Respondent(s), as aforesaid, within the time above specified, then the appointment of the second arbitrator shall be made in the same manner as hereinafter provided for the appointment of a third arbitrator in a case where the two arbitrators appointed hereunder are unable to agree upon such appointment. The arbitrators so chosen shall meet within ten (10) days after the second arbitrator is appointed and if, within thirty (30) days after the second arbitrator is appointed, such two arbitrators shall not agree upon the resolution of the matter in dispute, they shall themselves appoint a third arbitrator, who shall be a competent and impartial person. In the event such two arbitrators are unable to agree upon such appointment within ten (10) days after the time aforesaid, then either the Claimant(s) or the Respondent(s), on behalf of both the Claimant(s) and the Respondent(s), may request such appointment by the American Arbitration Association in accordance with its rules then prevailing or in the event of the failure for ten (10) days, refusal or inability of the American Arbitration Association to appoint said third arbitrator, then either the Claimant(s) or the Respondent(s) may apply to the Chief Judge of the United States District Court for the Northern District of Illinois, Eastern District, for the appointment of such third arbitrator, and the Respondent(s) or the Claimant(s), as the case may be, shall not raise any question as to the Court's full power and jurisdiction to entertain the application and make the appointment. The decision of the arbitrators so chosen (or the majority decision of the arbitrators so chosen if three arbitrators are so chosen) shall, if practicable, be given within the period of thirty (30) days after the anointment of the final arbitrator and such decision shall in all cases be binding and conclusive upon the parties. Unless otherwise determined by the decision of the arbitrators (or the majority decision of the arbitrators if three arbitrators are chosen): (i) each party shall pay the fees and expenses of the one of the two original arbitrators appointed by such party, or in whose stead as above provided such arbitrator was appointed; and (ii) the fees and expenses of the third arbitrator, if any, shall be borne equally by the Claimant(s) and the Respondent(s). All arbitration hereunder shall, unless otherwise agreed to by each of the Claimant(s) and Respondent(s), be conducted in Chicago, Illinois, United States of America in accordance with the then-current rules of the American Arbitration Association. Anything herein contained to the contrary notwithstanding, the parties to a disputed matter shall have the right to waive the provisions of this Section calling for the appointment of two or three arbitrators, and by mutual agreement may select one arbitrator whose decision as to the disputed matter shall be binding and conclusive upon such parties.

          3.05  Jurisdiction and Service of Process.  Any suit, action or
                -----------------------------------
proceeding against any party to enforce a decision made by the arbitrators selected in accordance with Section 10.7(b) or to enforce the obligations of any party to resolve disputes pursuant to the arbitration procedure set forth in
Section 3.04 shall be brought in state court in the State of Illinois, United States of America, or in the United States District Court for the Northern District of Illinois, and each party hereby irrevocably waives, to the fullest extent permitted by law, any objection that such party may have, whether now or in the future, to the laying of venue in or to the jurisdiction of, any and each of such courts for the purpose of any such suit, action or proceeding and further waives any claim that any such suit, action or proceeding has been brought in an inconvenient forum, and each party hereby submits to such jurisdiction.

          3.06.  Miscellaneous.  This Agreement (together with all other
                 -------------
documents and instruments referred to herein): (a) constitutes the entire agreement, and supersedes all other prior agreements and undertakings, both written and oral, among the parties, with respect to the subject matter hereof;
(b) is not intended to confer upon any other Person any rights or remedies hereunder; (c) shall not be assigned by operation of law or otherwise except that this Agreement may be assigned by operation of law to any corporation with or into which Parent or LFC may be merged; and (d) shall be governed by and construed in accordance with the domestic laws of the State of Illinois without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Illinois or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Illinois. This Agreement may be executed in two or more counterparts which together shall constitute a single agreement.

                 *          *          *          *          *

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                 LINC CAPITAL, INC.


                                 By
                                   -------------------------------------
                                 Its
                                    ------------------------------------


                                 LINC FINANCE CORPORATION


                                 By
                                   -------------------------------------
                                 Its
                                    ------------------------------------


                                 ---------------------------------------
                                          Martin E. Zimmerman


                                 ---------------------------------------
                                            Allen P. Palles